Exhibit (99)(a)

Press Release October 19, 2007

WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE

Strength in core banking and brokerage businesses offset by impact of global fixed income market disruption

3rd QUARTER 2007 COMPARED WITH 3rd QUARTER 2006

•

Lower earnings reflecting disruption in the capital markets resulting in valuation losses of $1.3 billion before tax and reduced origination and distribution revenues in the Corporate and Investment Bank.

•	Revenue growth led by a 28 percent increase in net interest income, including Golden West, coupled with disciplined expense control partially offset lower fee income.

•	Average loans up 53 percent, driven by higher consumer real estate loans related to the Golden West acquisition, and strong organic growth in commercial, international and auto lending.

•	Average core deposits up 30 percent, including Golden West. Sales productivity solid in expanded markets.

•

Net charge-offs rose 3 basis points to an annualized 0.19 percent of average net loans. Increased provision for credit losses reflects modest deterioration in credit quality, a more uncertain credit environment and loan growth. Higher nonperforming assets largely related to Golden West consumer real estate NPAs and to higher commercial real estate NPAs largely related to downgrades of residential developers.

•	Customer loyalty scores at near record 53.1 percent; organic customer acquisition grew 14.8 percent annualized.

Earnings Highlights

	Three Months Ended
	September 30, 2007		June 30, 2007		September 30, 2006
(In millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS
Earnings
Net income (GAAP)	$1,690	0.89	2,341	1.22	1,877	1.17
Net merger-related and restructuring expenses	22	0.01	20	0.01	25	0.02

Earnings excluding merger-related and restructuring expenses	$1,712	0.90	2,361	1.23	1,902	1.19

Financial ratios
Return on average common stockholders' equity	9.60%		13.54		14.85
Net interest margin (a)	2.92		2.94		3.03
Fee and other income as % of total revenue (a)	37.59		48.38		49.20
Overhead efficiency ratio (a)	59.55%		55.85		57.44

Capital adequacy (b)
Tier 1 capital ratio	7.2%		7.5		7.7
Total capital ratio	11.0		11.5		11.5
Leverage ratio	6.1%		6.2		6.6

Asset quality (c)
Allowance for loan losses as % of nonaccrual and restructured loans	135%		182		520
Allowance for loan losses as % of loans, net	0.78		0.79		1.03
Allowance for credit losses as
% of loans, net (d)	0.82		0.83		1.09
Net charge-offs as % of average loans, net	0.19		0.14		0.16
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.63%		0.47		0.26

(a)	Tax-equivalent.
(b)	The third quarter of 2007 is based on estimates.
(c)	Asset quality ratios at September 30 and June 30, 2007, reflect the impact of Golden West.
(d)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 2

CHARLOTTE, N.C. — Wachovia Corp. (NYSE:WB) today reported net income of $1.69 billion, or 89 cents per share, in the third quarter of 2007 compared with $1.88 billion, or $1.17 per share, in the third quarter of 2006.

After-tax net merger-related expenses amounted to 1 cent per common share in the third quarter of 2007 and 2 cents per common share in the third quarter of 2006. Excluding these expenses, earnings were $1.71 billion, or 90 cents per share, in the third quarter of 2007 and $1.90 billion, or $1.19 per share, in the third quarter of 2006.

“I’m very proud of our ability to provide capital, liquidity and advice to our customers and peers in the face of the disruption in the fixed income markets in the third quarter. These conditions clearly had a disappointing impact on the results of market-oriented businesses, but the strength in our core banking and brokerage businesses continued to serve us very well,” said Ken Thompson, Wachovia chairman and chief executive officer. “Our loan and deposit trends were solid, and our retail brokerage performance was strong – and poised for even more growth as our A.G. Edwards colleagues join our team. Additionally, the first of our World Savings branch and deposit conversions was completed successfully last weekend, and going forward, attention in our expanded platform returns fully to sales production. While the impact of the market disruption was significant, it’s worth noting that the majority of the lower market valuations in the third quarter largely arose from a repricing of risk in the marketplace and do not reflect deterioration in the underlying credit quality of the assets in our leveraged finance and commercial real estate securitization businesses. Looking ahead, we’re taking the appropriate steps to ensure that as markets remain unsettled, we focus intently on actively managing our exposures and controlling costs. Longer term, we believe the challenges of the third quarter will be an advantage to companies like Wachovia with strong capital and liquidity positions and a clear understanding of the needs of customers and investors.”

Results in the third quarter of 2007 included the full quarter impact of the October 1, 2006, acquisition of Golden West. Results do not include the impact of the acquisition of A.G. Edwards, Inc., a retail brokerage firm headquartered in St. Louis, Missouri, which closed on October 1 of this year.

Wachovia Corporation

	Three Months Ended
(In millions)	September 30, 2007	June 30, 2007	September 30, 2006
Net interest income (Tax-equivalent)	$4,584	4,487	3,578
Fee and other income	2,761	4,206	3,465
Total revenue (Tax-equivalent)	7,345	8,693	7,043
Provision for credit losses	408	179	108
Noninterest expense	4,374	4,856	4,045
Net income	1,690	2,341	1,877
Average loans, net	429,801	421,257	281,110
Average core deposits	$379,009	378,496	291,227

In the third quarter of 2007 compared with the third quarter of 2006, Wachovia:

•

Grew revenue 4 percent on higher loans and deposits, driven by the addition of Golden West and organic growth, while fee and other income declined reflecting disruption in the capital markets in fixed income and other market-related fees, including net valuation losses of:

•	$1.3 billion in the Corporate and Investment Bank on structured products and leveraged finance warehouse loans and commitments; and

•	$40 million in Capital Management on asset-backed commercial paper investments.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 3

•	Increased net interest income 28 percent reflecting growth in average commercial loans, up 16 percent, and higher average consumer loans, including the impact of acquisitions.

•

Generated strong commercial loan growth led by strength in middle-market commercial, large corporate and international lending. Increased consumer loans were led by higher real estate loans primarily due to the addition of Golden West, as well as growth in auto lending.

•	Also generated 30 percent growth in average core deposits while average low-cost core deposits were up 7 percent.

•

Generated continued strong performance in retail brokerage managed account fees and solid retail brokerage transaction activity. Strong principal investing results and higher traditional banking fees also contributed to growth.

•	Held noninterest expense growth, including the effect of acquisitions, to 8 percent largely reflecting lower revenue-based compensation in light of the market disruption.

•

Recorded a provision for credit losses of $408 million reflecting modest deterioration in credit quality, a more uncertain credit environment and loan growth. Net charge-offs were $206 million, or an annualized 0.19 percent of average net loans. Total nonperforming assets including loans held for sale were $3.0 billion, or 0.63 percent of loans, foreclosed properties and loans held for sale.

Earnings in the third quarter of 2007 included a $249 million after-tax benefit related to correction of errors primarily in earlier periods in 2007. This related primarily to incorrect application of hedge accounting to certain variable rate demand deposits in the second quarter of 2007. Wachovia’s management believes that this impact is not material to current or prior period financial statements, and the Audit Committee of Wachovia’s Board of Directors, based on information reviewed by management with the Committee, concurred with management’s conclusion.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, other intangible amortization and discontinued operations. Segment earnings are the basis on which Wachovia manages and allocates capital to its business segments. Pages 13 and 14 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

General Bank Highlights

	Three Months Ended
(In millions)	September 30, 2007	June 30, 2007	September 30, 2006
Net interest income (Tax-equivalent)	$3,486	3,397	2,529
Fee and other income	969	969	886
Total revenue (Tax-equivalent)	4,500	4,407	3,451
Provision for credit losses	214	160	120
Noninterest expense	2,015	2,035	1,621
Segment earnings	$1,443	1,405	1,086
Cash overhead efficiency ratio (Tax-equivalent)	44.75%	46.17	46.96
Average loans, net	$297,295	294,369	162,501
Average core deposits	290,693	290,970	208,705
Economic capital, average	$11,556	11,502	7,121

General Bank

The General Bank includes retail, small business and commercial customers. The third quarter of 2007 compared with the third quarter of 2006 included:

•

Earnings of $1.4 billion on a 30 percent increase in revenue to $4.5 billion, driven by increased loans and deposits primarily reflecting the addition of Golden West, as well as strong organic growth. The business mix continued to shift, reflecting customer preference for fixed rate instead of variable rate loans and certificates of deposit over demand deposits.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 4

•

An increase in average loans of $134.8 billion including primarily consumer real estate loans from the Golden West acquisition. Organic growth was led by auto lending, middle market commercial and business banking loans.

•

Deposit growth led by consumer certificates of deposit, reflecting the addition of Golden West and organic growth. Net new retail checking accounts increased by 255,000 in the third quarter of 2007 compared with an increase of 139,000 in the year ago quarter. World Savings branches generated more than 20,000 of these new accounts. Year to date, net new retail checking accounts amounted to 832,000, compared with 554,000 in full year 2006.

•	9 percent higher fee and other income, with solid growth in service charges and interchange income offsetting lower mortgage banking fees.

•	A 221 basis point improvement to a 44.75 percent overhead efficiency ratio, which included the acquisition impact, de novo branch activity and other growth initiatives.

•	Increased provision as a result of higher auto, commercial and consumer real estate loan losses.

Wealth Management Highlights

	Three Months Ended
(In millions)	September 30, 2007	June 30, 2007	September 30, 2006
Net interest income (Tax-equivalent)	$183	181	176
Fee and other income	185	202	197
Total revenue (Tax-equivalent)	372	386	376
Provision for credit losses	6	2	2
Noninterest expense	252	255	249
Segment earnings	$72	82	79
Cash overhead efficiency ratio (Tax-equivalent)	67.87%	65.89	66.34
Average loans, net	$21,492	21,047	19,237
Average core deposits	16,638	17,028	16,312
Economic capital, average	$650	654	626

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The third quarter of 2007 compared with the third quarter of 2006 included:

•	Lower earnings of $72 million on flat revenue growth due to lower insurance commissions.

•	A 4 percent increase in net interest income on solid loan growth and modest deposit growth, partially offset by continued margin compression.

•

Record fiduciary and asset management fees, up 10 percent driven by client acceptance of the new investment platform introduced in 2006, new sales and higher market valuations, more than offset by a decline in insurance commissions largely related to an $11 million insurance commission receivables write-off and nonstrategic insurance account dispositions.

•	Relatively flat expenses due to efficiency initiatives.

•	14 percent growth in assets under management to $82.8 billion as a result of higher market valuations and new sales.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 5

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	September 30, 2007	June 30, 2007	September 30, 2006
Net interest income (Tax-equivalent)	$837	773	709
Fee and other income	21	1,505	998
Total revenue (Tax-equivalent)	819	2,243	1,676
Provision for credit losses	1	(2)	(4)
Noninterest expense	655	1,068	840
Segment earnings	$105	746	533
Cash overhead efficiency ratio (Tax-equivalent)	79.75%	47.64	50.09
Average loans, net	$82,942	76,718	70,901
Average core deposits	37,040	36,520	31,576
Economic capital, average	$9,897	8,927	7,921

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. Third quarter 2007 results compared with the third quarter of 2006 included:

•

Earnings of $105 million, down $428 million, driven by the $1.3 billion effect of the market disruption, partially offset by improved principal investing results and strong advisory and underwriting fees.

•	The market valuation losses, net of applicable hedges, in the Corporate and Investment Bank of:

•	$488 million on commercial mortgage structured products;

•	$103 million on consumer mortgage structured products;

•	$438 million in collateralized debt obligations, collateralized loan obligations and other structured credit products; and

•	$272 million in leveraged finance net of fees.

•

Improved principal investing results largely related to a $270 million unrealized gain related to the sale of a minority interest in a fund of direct investments and strong advisory and underwriting fees largely from structured products, merger and acquisition advisory services, and equities underwriting.

•	18 percent growth in net interest income, reflecting growth in loans and in structured product warehouse balances related to the market disruption.

•	Core deposit growth in global money market deposits and commercial mortgage servicing, and loan growth primarily in real estate financial services, international and asset-based lending.

•	Lower noninterest expense due to decreased revenue-based incentives.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 6

Capital Management Highlights

	Three Months Ended
(In millions)	September 30, 2007	June 30, 2007	September 30, 2006
Net interest income (Tax-equivalent)	$271	264	253
Fee and other income	1,408	1,502	1,217
Total revenue (Tax-equivalent)	1,671	1,755	1,462
Provision for credit losses	—	—	—
Noninterest expense	1,238	1,296	1,097
Segment earnings	$275	291	232
Cash overhead efficiency ratio (Tax-equivalent)	74.08%	73.85	74.98
Average loans, net	$2,142	1,663	1,235
Average core deposits	31,489	31,221	30,114
Economic capital, average	$1,560	1,615	1,412

Capital Management

Capital Management includes retail brokerage services and asset management. The third quarter of 2007 compared with the third quarter of 2006 included:

•

Earnings of $275 million on revenue momentum driven by increased managed account fees and other asset-based fees, as well as solid retail brokerage transaction activity. Managed assets grew 22 percent to $157.7 billion.

•

16 percent growth in fee income, driven primarily by increased retail brokerage managed account fees and solid transaction activity, as well as the effect of acquisitions including European Credit Management Ltd. (ECM), a London-based fixed income investment management firm acquired on January 31, 2007. Growth was partially offset by a $40 million valuation loss related to the purchase of certain asset-backed commercial paper investments from Evergreen money market funds.

•

13 percent growth in noninterest expense primarily due to higher commissions and incentives and the acquisition impact, partially offset by merger efficiencies related to the 2006 acquisition of a 401(k) record-keeping business.

Total assets under management of $285.4 billion at September 30, 2007, were up from December 31, 2006, including $26.2 billion from the ECM acquisition, $7.2 billion in net inflows and approximately $7.6 billion in market appreciation, offset by a $34.5 billion change in investment discretion responsibility on previously co-managed, nonproprietary assets now solely managed by Wealth Management. Total brokerage client assets grew 6 percent from year-end 2006 to $807.2 billion.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $754.2 billion and market capitalization of $95.3 billion at September 30, 2007. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to 13 million household and business customers. Wachovia has 3,400 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $800 billion in client assets through 11,400 registered representatives in 786 offices nationwide. The acquisition of A.G. Edwards, Inc., following the end of the third quarter, added approximately 740 offices, 6,300 financial consultants and $384 billion in brokerage client assets. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

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WACHOVIA EARNS $1.69 BILLION, EPS OF 89 CENTS PER SHARE/page 7

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated October 19, 2007.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 1 and on page 10 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 22 and 23. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, discontinued operations and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Tom Wurtz will review Wachovia’s third quarter 2007 results in a conference call and audio webcast beginning at 10 a.m. Eastern Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to third quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Webcast Instructions: To gain access to the webcast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia Third Quarter Earnings Audio Webcast.” In order to listen to the webcast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: WB Investor.

Replay: Friday, October 19, at 2:30 p.m. and continuing through 5 p.m. Friday, January 11. Replay telephone number is 706-645-9291; access code: 12547240.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips Brown at 704-383-8178.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2007			2006
(Dollars in millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,551	4,449	4,500	4,577	3,541
Tax-equivalent adjustment	33	38	37	35	37

Net interest income (Tax-equivalent)	4,584	4,487	4,537	4,612	3,578
Fee and other income	2,761	4,206	3,701	3,980	3,465

Total revenue (Tax-equivalent)	7,345	8,693	8,238	8,592	7,043
Provision for credit losses	408	179	177	206	108
Other noninterest expense	4,246	4,721	4,460	4,741	3,915
Merger-related and restructuring expenses	36	32	10	49	38
Other intangible amortization	92	103	118	141	92

Total noninterest expense	4,374	4,856	4,588	4,931	4,045
Minority interest in income of consolidated subsidiaries	189	139	136	125	104

Income from continuing operations before income taxes (Tax-equivalent)	2,374	3,519	3,337	3,330	2,786
Income taxes	651	1,140	998	1,040	872
Tax-equivalent adjustment	33	38	37	35	37

Income from continuing operations	1,690	2,341	2,302	2,255	1,877
Discontinued operations, net of income taxes	—	—	—	46	—

Net income	$1,690	2,341	2,302	2,301	1,877

Diluted earnings per common share	$0.89	1.22	1.20	1.20	1.17
Return on average common stockholders’ equity	9.60%	13.54	13.47	13.09	14.85
Return on average assets	0.92	1.33	1.35	1.31	1.34
Overhead efficiency ratio	59.55%	55.85	55.70	57.38	57.44
Operating leverage	$(868)	189	(13)	665	1

ASSET QUALITY
Allowance for loan losses as % of loans, net	0.78%	0.79	0.80	0.80	1.03
Allowance for loan losses as % of nonperforming assets	120	164	194	246	396
Allowance for credit losses as % of loans, net	0.82	0.83	0.84	0.84	1.09
Net charge-offs as % of average loans, net	0.19	0.14	0.15	0.14	0.16
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.63%	0.47	0.40	0.32	0.26

CAPITAL ADEQUACY (a)
Tier I capital ratio	7.2%	7.5	7.4	7.4	7.7
Total capital ratio	11.0	11.5	11.4	11.3	11.5
Leverage ratio	6.1%	6.2	6.1	6.0	6.6

OTHER DATA
Average diluted common shares (In millions)	1,910	1,919	1,925	1,922	1,600
Actual common shares (In millions)	1,901	1,903	1,913	1,904	1,581
Dividends paid per common share	$0.64	0.56	0.56	0.56	0.56
Dividend payout ratio on common shares	71.91%	45.90	46.67	46.67	47.86
Book value per common share	$36.94	36.40	36.47	36.61	32.37
Common stock price	50.15	51.25	55.05	56.95	55.80
Market capitalization	$95,326	97,530	105,330	108,443	88,231
Common stock price to book value	136%	141	151	156	172
FTE employees	109,724	110,493	110,369	109,460	97,060
Total financial centers/brokerage offices	4,167	4,135	4,167	4,126	3,870
ATMs	5,123	5,099	5,146	5,212	5,163

(a)	The third quarter of 2007 is based on estimates.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	9.72%	13.66	13.50	12.98	15.02
Return on average assets	0.93	1.34	1.35	1.30	1.36
Overhead efficiency ratio	59.07	55.48	55.57	56.81	56.90
Overhead efficiency ratio excluding brokerage	55.93%	51.79	52.39	53.61	53.42
Operating leverage	$(864)	210	(51)	675	16

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	68.82%	44.09	45.16	45.16	45.53
Return on average tangible common stockholders’ equity	23.67	33.57	33.27	31.58	30.79
Return on average tangible assets	1.02	1.47	1.49	1.43	1.47
Overhead efficiency ratio	57.83	54.29	54.15	55.17	55.60
Overhead efficiency ratio excluding brokerage	54.39%	50.37	50.67	51.67	51.85
Operating leverage	$(876)	197	(75)	725	8

OTHER FINANCIAL DATA
Net interest margin	2.92%	2.94	3.04	3.09	3.03
Fee and other income as % of total revenue	37.59	48.38	44.93	46.32	49.20
Effective income tax rate (d)	27.80	32.78	30.22	31.74	31.71
Effective tax rate (Tax-equivalent) (d) (e)	28.80%	33.51	30.99	32.46	32.61

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$174,672	165,512	157,288	154,306	150,566
Consumer loans, net	255,129	255,745	257,973	258,255	130,544
Loans, net	429,801	421,257	415,261	412,561	281,110
Earning assets	628,773	605,978	593,663	596,893	472,139
Total assets	729,004	704,773	691,029	698,687	555,164
Core deposits	379,009	378,496	369,270	362,427	291,227
Total deposits	416,107	408,418	399,106	395,380	326,360
Interest-bearing liabilities	574,399	547,669	535,778	536,958	414,563
Stockholders’ equity	$69,857	69,317	69,320	69,725	50,143

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$189,545	175,369	167,039	162,098	159,424
Consumer loans, net	259,661	253,751	254,624	258,060	131,335
Loans, net	449,206	429,120	421,663	420,158	290,759
Goodwill and other intangible assets
Goodwill	38,848	38,766	38,838	38,379	23,535
Deposit base	670	727	796	883	577
Customer relationships	620	651	684	662	688
Tradename	90	90	90	90	90
Total assets	754,168	715,428	702,669	707,121	559,922
Core deposits	377,865	378,188	377,358	371,771	291,667
Total deposits	421,937	410,030	405,270	407,458	323,298
Stockholders’ equity	$70,212	69,266	69,786	69,716	51,180

(a)	These financial measures are calculated by excluding from GAAP net income presented on page 9, $22 million, $20 million, $6 million, $29 million and $25 million in the third, second and first quarters of 2007, and in the fourth and third quarters of 2006, respectively, of after-tax net merger-related and restructuring expenses, and $46 million after tax in the fourth quarter of 2006 related to discontinued operations.
(b)	See page 9 for the most directly comparable GAAP financial measure and pages 22 and 23 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income presented on page 9, $60 million, $66 million, $76 million, $90 million and $59 million in the third, second and first quarters of 2007, and in the fourth and third quarters of 2006, respectively, of deposit base and other intangible amortization.
(d)	The fourth quarter of 2006 includes taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2007			2006
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INTEREST INCOME
Interest and fees on loans	$7,937	7,723	7,618	7,736	5,096
Interest and dividends on securities	1,529	1,474	1,478	1,491	1,692
Trading account interest	566	506	433	462	401
Other interest income	799	647	611	681	595

Total interest income	10,831	10,350	10,140	10,370	7,784

INTEREST EXPENSE
Interest on deposits	3,334	3,180	3,014	3,067	2,238
Interest on short-term borrowings	801	706	669	781	860
Interest on long-term debt	2,145	2,015	1,957	1,945	1,145

Total interest expense	6,280	5,901	5,640	5,793	4,243

Net interest income	4,551	4,449	4,500	4,577	3,541
Provision for credit losses	408	179	177	206	108

Net interest income after provision for credit losses	4,143	4,270	4,323	4,371	3,433

FEE AND OTHER INCOME
Service charges	689	667	614	646	638
Other banking fees	437	504	416	452	427
Commissions	600	649	659	633	562
Fiduciary and asset management fees	993	981	920	856	823
Advisory, underwriting and other investment banking fees	393	454	407	433	292
Trading account profits (losses)	(437)	195	128	29	123
Principal investing	372	298	48	142	91
Securities gains (losses)	(34)	23	53	47	94
Other income	(252)	435	456	742	415

Total fee and other income	2,761	4,206	3,701	3,980	3,465

NONINTEREST EXPENSE
Salaries and employee benefits	2,628	3,122	2,972	3,023	2,531
Occupancy	325	331	312	323	284
Equipment	283	309	307	314	291
Advertising	62	70	61	47	54
Communications and supplies	175	180	173	166	158
Professional and consulting fees	196	209	177	239	200
Other intangible amortization	92	103	118	141	92
Merger-related and restructuring expenses	36	32	10	49	38
Sundry expense	577	500	458	629	397

Total noninterest expense	4,374	4,856	4,588	4,931	4,045

Minority interest in income of consolidated subsidiaries	189	139	136	125	104

Income from continuing operations before income taxes	2,341	3,481	3,300	3,295	2,749
Income taxes	651	1,140	998	1,040	872

Income from continuing operations	1,690	2,341	2,302	2,255	1,877
Discontinued operations, net of income taxes	—	—	—	46	—

Net income	$1,690	2,341	2,302	2,301	1,877

PER COMMON SHARE DATA
Basic earnings
Income from continuing operations	$0.90	1.24	1.22	1.20	1.19
Net income	0.90	1.24	1.22	1.22	1.19
Diluted earnings
Income from continuing operations	0.89	1.22	1.20	1.18	1.17
Net income	0.89	1.22	1.20	1.20	1.17
Cash dividends	$0.64	0.56	0.56	0.56	0.56
AVERAGE COMMON SHARES
Basic	1,885	1,891	1,894	1,889	1,573
Diluted	1,910	1,919	1,925	1,922	1,600

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Nine Months Ended September 30,
(In millions, except per share data)	2007	2006
INTEREST INCOME
Interest and fees on loans	$23,278	14,240
Interest and dividends on securities	4,481	4,942
Trading account interest	1,505	1,113
Other interest income	2,057	1,600

Total interest income	31,321	21,895

INTEREST EXPENSE
Interest on deposits	9,528	6,052
Interest on short-term borrowings	2,176	2,333
Interest on long-term debt	6,117	2,838

Total interest expense	17,821	11,223

Net interest income	13,500	10,672
Provision for credit losses	764	228

Net interest income after provision for credit losses	12,736	10,444

FEE AND OTHER INCOME
Service charges	1,970	1,834
Other banking fees	1,357	1,304
Commissions	1,908	1,773
Fiduciary and asset management fees	2,894	2,392
Advisory, underwriting and other investment banking fees	1,254	912
Trading account profits (losses)	(114)	506
Principal investing	718	383
Securities gains	42	71
Other income	639	1,390

Total fee and other income	10,668	10,565

NONINTEREST EXPENSE
Salaries and employee benefits	8,722	7,880
Occupancy	968	850
Equipment	899	870
Advertising	193	157
Communications and supplies	528	487
Professional and consulting fees	582	551
Other intangible amortization	313	282
Merger-related and restructuring expenses	78	130
Sundry expense	1,535	1,338

Total noninterest expense	13,818	12,545

Minority interest in income of consolidated subsidiaries	464	289

Income before income taxes	9,122	8,175
Income taxes	2,789	2,685

Net income	$6,333	5,490

PER COMMON SHARE DATA
Basic earnings	$3.35	3.49
Diluted earnings	3.30	3.43
Cash dividends	$1.76	1.58
AVERAGE COMMON SHARES
Basic	1,890	1,571
Diluted	1,918	1,600

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended September 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,486	183	837	271	(193)	(33)	4,551
Fee and other income	969	185	21	1,408	178	—	2,761
Intersegment revenue	45	4	(39)	(8)	(2)	—	—

Total revenue (a)	4,500	372	819	1,671	(17)	(33)	7,312
Provision for credit losses	214	6	1	—	187	—	408
Noninterest expense	2,015	252	655	1,238	178	36	4,374
Minority interest	—	—	—	—	189	—	189
Income taxes (benefits)	817	42	49	158	(401)	(14)	651
Tax-equivalent adjustment	11	—	9	—	13	(33)	—

Net income (loss)	$1,443	72	105	275	(183)	(22)	1,690

	Three Months Ended June 30, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,397	181	773	264	(128)	(38)	4,449
Fee and other income	969	202	1,505	1,502	28	—	4,206
Intersegment revenue	41	3	(35)	(11)	2	—	—

Total revenue (a)	4,407	386	2,243	1,755	(98)	(38)	8,655
Provision for credit losses	160	2	(2)	—	19	—	179
Noninterest expense	2,035	255	1,068	1,296	170	32	4,856
Minority interest	—	—	—	—	139	—	139
Income taxes (benefits)	797	47	420	168	(280)	(12)	1,140
Tax-equivalent adjustment	10	—	11	—	17	(38)	—

Net income (loss)	$1,405	82	746	291	(163)	(20)	2,341

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended September 30, 2006
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$2,529	176	709	253	(89)	(37)	3,541
Fee and other income	886	197	998	1,217	167	—	3,465
Intersegment revenue	36	3	(31)	(8)	—	—	—

Total revenue (a)	3,451	376	1,676	1,462	78	(37)	7,006
Provision for credit losses	120	2	(4)	—	(10)	—	108
Noninterest expense	1,621	249	840	1,097	200	38	4,045
Minority interest	—	—	—	—	104	—	104
Income taxes (benefits)	614	46	298	133	(206)	(13)	872
Tax-equivalent adjustment	10	—	9	—	18	(37)	—

Net income (loss)	$1,086	79	533	232	(28)	(25)	1,877

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ON-BALANCE SHEET LOAN PORTFOLIO COMMERCIAL
Commercial, financial and agricultural	$109,269	102,397	99,687	96,285	95,281
Real estate—construction and other	18,167	17,449	16,965	16,182	16,067
Real estate—mortgage	21,514	20,448	20,130	20,026	19,455
Lease financing	23,966	24,083	24,053	25,341	25,253
Foreign	26,471	20,959	16,240	13,464	12,677

Total commercial	199,387	185,336	177,075	171,298	168,733

CONSUMER
Real estate secured	225,355	220,293	220,682	225,826	100,115
Student loans	7,742	6,757	8,479	7,768	9,175
Installment loans	24,763	25,017	23,665	22,660	21,454

Total consumer	257,860	252,067	252,826	256,254	130,744

Total loans	457,247	437,403	429,901	427,552	299,477
Unearned income	(8,041)	(8,283)	(8,238)	(7,394)	(8,718)

Loans, net (On-balance sheet)	$449,206	429,120	421,663	420,158	290,759

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$199,387	185,336	177,075	171,298	168,733
Securitized loans—off-balance sheet	142	170	181	194	218
Loans held for sale	13,905	11,573	10,467	8,866	5,556

Total commercial	213,434	197,079	187,723	180,358	174,507

CONSUMER
Real estate secured
On-balance sheet loan portfolio	225,355	220,293	220,682	225,826	100,115
Securitized loans—off-balance sheet	7,625	8,112	6,595	5,611	6,151
Securitized loans included in securities	5,963	6,091	5,629	5,321	4,317
Loans held for sale	3,583	4,079	4,089	3,420	3,324

Total real estate secured	242,526	238,575	236,995	240,178	113,907

Student
On-balance sheet loan portfolio	7,742	6,757	8,479	7,768	9,175
Securitized loans—off-balance sheet	2,856	2,905	3,045	3,128	3,218
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	1,968	2,046	—	—	—

Total student	12,618	11,760	11,576	10,948	12,445

Installment
On-balance sheet loan portfolio	24,763	25,017	23,665	22,660	21,454
Securitized loans—off-balance sheet	2,572	3,105	2,851	3,276	3,695
Securitized loans included in securities	55	116	126	137	169
Loans held for sale	1,975	35	476	282	159

Total installment	29,365	28,273	27,118	26,355	25,477

Total consumer	284,509	278,608	275,689	277,481	151,829

Total managed portfolio	$497,943	475,687	463,412	457,839	326,336

SERVICING PORTFOLIO (b)
Commercial	$337,721	298,374	271,038	250,652	227,899
Consumer	$28,474	26,789	25,952	21,039	60,854

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES

(Unaudited)

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ALLOWANCE FOR CREDIT LOSSES (a)
Balance, beginning of period	$3,552	3,533	3,514	3,163	3,186
Provision for credit losses	381	168	175	204	118
Provision for credit losses relating to loans transferred to loans held for sale or sold	3	4	1	7	(4)
Provision for credit losses for unfunded lending commitments	24	7	1	(5)	(6)
LOAN LOSSES
Commercial, financial and agricultural	(41)	(39)	(34)	(32)	(25)
Commercial real estate—construction and mortgage	(5)	(4)	(6)	(10)	(2)

Total commercial	(46)	(43)	(40)	(42)	(27)

Real estate secured	(59)	(40)	(33)	(29)	(25)
Student loans	(5)	(2)	(3)	(5)	(5)
Installment and other loans (b)	(168)	(138)	(142)	(135)	(119)

Total consumer	(232)	(180)	(178)	(169)	(149)

Total loan losses	(278)	(223)	(218)	(211)	(176)

LOAN RECOVERIES
Commercial, financial and agricultural	9	15	9	27	14
Commercial real estate—construction and mortgage	3	—	3	1	1

Total commercial	12	15	12	28	15

Real estate secured	12	11	6	7	9
Student loans	3	—	1	3	1
Installment and other loans (b)	45	47	44	33	35

Total consumer	60	58	51	43	45

Total loan recoveries	72	73	63	71	60

Net charge-offs	(206)	(150)	(155)	(140)	(116)

Balance of acquired entities at purchase date	—	—	—	303	—
Allowance relating to loans acquired, transferred to loans held for sale or sold	(63)	(10)	(3)	(18)	(15)

Balance, end of period	$3,691	3,552	3,533	3,514	3,163

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses	$3,505	3,390	3,378	3,360	3,004
Reserve for unfunded lending commitments	186	162	155	154	159

Total allowance for credit losses	$3,691	3,552	3,533	3,514	3,163

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	0.78%	0.79	0.80	0.80	1.03
as % of nonaccrual and restructured loans (c) (d)	135	182	213	272	520
as % of nonperforming assets (c)	120	164	194	246	396
ALLOWANCE FOR CREDIT LOSSES
as% of loans, net	0.82%	0.83	0.84	0.84	1.09

NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET (e)
Commercial, financial and agricultural	0.10%	0.07	0.08	0.02	0.04
Commercial real estate—construction and mortgage	0.02	0.04	0.04	0.10	0.02

Total commercial	0.08	0.07	0.07	0.04	0.03

Real estate secured	0.08	0.05	0.05	0.04	0.06
Student loans	0.14	0.07	0.10	0.09	0.14
Installment and other loans (b)	1.99	1.47	1.67	1.79	1.58

Total consumer	0.27	0.19	0.20	0.19	0.32

Total as % of average loans, net	0.19%	0.14	0.15	0.14	0.16

CONSUMER REAL ESTATE SECURED NET CHARGE-OFFS
First lien	$(32)	(17)	(15)	(15)	(10)
Second lien	(15)	(12)	(12)	(7)	(6)

Total consumer real estate secured net charge-offs	$(47)	(29)	(27)	(22)	(16)

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Restructured loans are not significant.
(e)	Annualized.

WACHOVIA CORPORATION AND SUBSIDIARIES

NONPERFORMING ASSETS

(Unaudited)

	2007			2006
(In millions)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
NONPERFORMING ASSETS
Nonaccrual loans
Commercial
Commercial, financial and agricultural	$354	318	303	226	275
Commercial real estate—construction and mortgage	289	161	117	93	80

Total commercial	643	479	420	319	355

Consumer
Real estate secured
First lien	1,865	1,293	1,076	868	183
Second lien	41	43	37	32	30
Installment and other loans (a)	45	42	51	15	10

Total consumer	1,951	1,378	1,164	915	223

Total nonaccrual loans	2,594	1,857	1,584	1,234	578

Foreclosed properties (b)	334	207	155	132	181

Total nonperforming assets	$2,928	2,064	1,739	1,366	759

as % of loans, net, and foreclosed properties (c)	0.65%	0.48	0.41	0.32	0.26

Nonperforming assets included in loans held for sale
Commercial	$—	—	1	1	9
Consumer	59	42	25	15	14

Total nonperforming assets included in loans held for sale	59	42	26	16	23

Nonperforming assets included in loans and in loans held for sale	$2,987	2,106	1,765	1,382	782

as % of loans, net, foreclosed properties and loans held for sale (d)	0.63%	0.47	0.40	0.32	0.26

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS
Accruing loans past due 90 days and over	$590	562	555	650	666
Nonaccrual loans	2,594	1,857	1,584	1,234	578

Total past due loans 90 days and over, and nonaccrual loans	$3,184	2,419	2,139	1,884	1,244

Commercial as % of loans, net	0.38%	0.31	0.28	0.23	0.28
Consumer as % of loans, net	0.95%	0.74	0.66	0.59	0.61

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Restructured loans are not significant.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2007			2006
(In millions, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSETS
Cash and due from banks	$12,681	12,065	12,593	15,826	11,850
Interest-bearing bank balances	4,449	2,726	2,591	2,167	5,270
Federal funds sold and securities purchased under resale agreements	11,995	11,511	10,322	16,923	18,497

Total cash and cash equivalents	29,125	26,302	25,506	34,916	35,617

Trading account assets	53,969	49,969	47,875	45,529	43,904
Securities	111,827	106,184	106,841	108,619	106,553
Loans, net of unearned income	449,206	429,120	421,663	420,158	290,759
Allowance for loan losses	(3,505)	(3,390)	(3,378)	(3,360)	(3,004)

Loans, net	445,701	425,730	418,285	416,798	287,755

Loans held for sale	21,431	17,733	15,032	12,568	9,039
Premises and equipment	6,002	6,080	6,058	6,141	5,536
Due from customers on acceptances	1,295	831	992	855	1,200
Goodwill	38,848	38,766	38,838	38,379	23,535
Other intangible assets	1,380	1,468	1,570	1,635	1,355
Other assets	44,590	42,365	41,672	41,681	45,428

Total assets	$754,168	715,428	702,669	707,121	559,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	56,825	62,112	63,399	66,572	63,880
Interest-bearing deposits	365,112	347,918	341,871	340,886	259,418

Total deposits	421,937	410,030	405,270	407,458	323,298
Short-term borrowings	62,714	52,715	47,144	49,157	58,749
Bank acceptances outstanding	1,303	840	1,004	863	1,213
Trading account liabilities	17,771	19,319	17,291	18,228	19,553
Other liabilities	18,352	18,080	16,741	20,004	16,513
Long-term debt	158,584	142,047	142,334	138,594	86,419

Total liabilities	680,661	643,031	629,784	634,304	505,745

Minority interest in net assets of consolidated subsidiaries	3,295	3,131	3,099	3,101	2,997

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at September 30, 2007	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.901 billion shares at September 30, 2007	6,336	6,343	6,378	6,347	5,271
Paid-in capital	51,885	51,851	51,964	51,746	34,276
Retained earnings	14,742	14,335	13,378	13,723	12,696
Accumulated other comprehensive income, net	(2,751)	(3,263)	(1,934)	(2,100)	(1,063)

Total stockholders’ equity	70,212	69,266	69,786	69,716	51,180

Total liabilities and stockholders’ equity	$754,168	715,428	702,669	707,121	559,922

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	THIRD QUARTER 2007			SECOND QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$6,459	93	5.68%	$3,384	50	6.00%
Federal funds sold and securities purchased under resale agreements	14,206	194	5.42	12,110	158	5.25
Trading account assets	38,737	575	5.93	35,165	519	5.90
Securities	111,424	1,522	5.46	108,433	1,467	5.41
Loans
Commercial
Commercial, financial and agricultural	106,263	1,927	7.19	101,012	1,805	7.16
Real estate—construction and other	17,795	344	7.66	17,334	329	7.62
Real estate—mortgage	20,883	406	7.71	20,175	378	7.53
Lease financing	7,523	146	7.80	7,759	150	7.74
Foreign	22,208	308	5.53	19,232	265	5.51

Total commercial	174,672	3,131	7.12	165,512	2,927	7.09

Consumer
Real estate secured	223,356	4,070	7.28	222,096	4,042	7.28
Student loans	7,299	122	6.61	8,850	141	6.42
Installment loans	24,474	614	9.99	24,799	609	9.38

Total consumer	255,129	4,806	7.52	255,745	4,792	7.46

Total loans	429,801	7,937	7.36	421,257	7,719	7.31

Loans held for sale	20,209	363	7.14	17,644	285	6.47
Other earning assets	7,937	138	6.91	7,985	144	7.23

Total earning assets excluding derivatives	628,773	10,822	6.86	605,978	10,342	6.82
Risk management derivatives (a)	—	42	0.02	—	46	0.03

Total earning assets including derivatives	628,773	10,864	6.88	605,978	10,388	6.85

Cash and due from banks	11,134			11,533
Other assets	89,097			87,262

Total assets	$729,004			$704,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	81,851	357	1.73	83,977	367	1.75
Money market accounts	116,404	980	3.34	111,562	976	3.51
Other consumer time	122,474	1,507	4.88	120,684	1,455	4.84
Foreign	23,322	292	4.97	21,871	270	4.96
Other time	13,776	187	5.40	8,051	107	5.30

Total interest-bearing deposits	357,827	3,323	3.68	346,145	3,175	3.68
Federal funds purchased and securities sold under repurchase agreements	44,334	556	4.98	38,031	473	4.98
Commercial paper	5,799	65	4.42	5,143	60	4.67
Securities sold short	7,420	70	3.74	7,158	67	3.75
Other short-term borrowings	7,793	55	2.74	7,688	52	2.77
Long-term debt	151,226	2,067	5.44	143,504	1,923	5.37

Total interest-bearing liabilities excluding derivatives	574,399	6,136	4.24	547,669	5,750	4.21
Risk management derivatives (a)	—	144	0.10	—	151	0.11

Total interest-bearing liabilities including derivatives	574,399	6,280	4.34	547,669	5,901	4.32

Noninterest-bearing deposits	58,280			62,273
Other liabilities	26,468			25,514
Stockholders’ equity	69,857			69,317

Total liabilities and stockholders’ equity	$729,004			$704,773

Interest income and rate earned—including derivatives		$10,864	6.88%		$10,388	6.85%
Interest expense and equivalent rate paid—including derivatives		6,280	3.96		5,901	3.91

Net interest income and margin—including derivatives		$4,584	2.92%		$4,487	2.94%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

FIRST QUARTER 2007			FOURTH QUARTER 2006			THIRD QUARTER 2006
Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid

$1,523	30	7.80%	$3,596	54	5.95%	$2,671	34	5.07%
14,124	177	5.07	20,830	268	5.11	17,530	224	5.08
29,681	442	5.97	31,069	469	6.03	31,160	409	5.24
108,071	1,461	5.42	108,543	1,467	5.40	122,152	1,661	5.44

98,413	1,736	7.16	96,359	1,726	7.10	93,886	1,673	7.07
16,508	313	7.69	16,091	311	7.67	15,787	308	7.74
20,231	380	7.61	19,830	380	7.61	19,507	378	7.69
7,730	150	7.75	9,674	166	6.88	9,731	172	7.04
14,406	196	5.49	12,352	170	5.49	11,655	158	5.37

157,288	2,775	7.15	154,306	2,753	7.08	150,566	2,689	7.09

225,909	4,148	7.36	226,870	4,240	7.47	99,669	1,670	6.69
8,524	136	6.47	8,886	145	6.49	9,605	161	6.65
23,540	566	9.42	22,499	546	9.62	21,270	517	9.66

257,973	4,850	7.52	258,255	4,931	7.63	130,544	2,348	7.17

415,261	7,625	7.38	412,561	7,684	7.42	281,110	5,037	7.13

16,748	255	6.16	11,928	200	6.70	12,130	214	6.99
8,255	139	6.82	8,366	149	7.05	5,386	113	8.35

593,663	10,129	6.86	596,893	10,291	6.87	472,139	7,692	6.49
—	48	0.03	—	114	0.08	—	129	0.11

593,663	10,177	6.89	596,893	10,405	6.95	472,139	7,821	6.60

12,260			12,418			11,973
85,106			89,376			71,052

$691,029			$698,687			$555,164

84,247	373	1.80	82,924	398	1.90	75,534	355	1.86
107,785	917	3.45	104,620	913	3.46	99,788	862	3.43
116,262	1,369	4.77	111,858	1,310	4.65	52,352	548	4.15
20,802	249	4.85	20,245	241	4.73	20,599	244	4.70
9,034	119	5.36	12,708	166	5.17	14,534	191	5.23

338,130	3,027	3.63	332,355	3,028	3.61	262,807	2,200	3.32
35,142	430	4.97	43,732	537	4.87	51,314	629	4.86
4,920	57	4.72	5,043	60	4.72	5,190	63	4.77
8,709	83	3.86	9,934	94	3.75	8,951	82	3.61
6,898	44	2.54	6,530	38	2.38	5,575	30	2.14
141,979	1,880	5.35	139,364	1,873	5.35	80,726	1,095	5.41

535,778	5,521	4.17	536,958	5,630	4.16	414,563	4,099	3.93
—	119	0.09	—	163	0.13	—	144	0.14

535,778	5,640	4.26	536,958	5,793	4.29	414,563	4,243	4.07

60,976			63,025			63,553
24,955			28,979			26,905
69,320			69,725			50,143

$691,029			$698,687			$555,164

	$10,177	6.89%		$10,405	6.95%		$7,821	6.60%
	5,640	3.85		5,793	3.86		4,243	3.57

	$4,537	3.04%		$4,612	3.09%		$3,578	3.03%

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	NINE MONTHS ENDED September 30, 2007			NINE MONTHS ENDED September 30, 2006
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$3,807	173	6.06%	$2,523	90	4.77%
Federal funds sold and securities purchased under resale agreements	13,480	529	5.25	18,264	642	4.70
Trading account assets	34,561	1,536	5.93	29,232	1,146	5.23
Securities	109,322	4,450	5.43	121,415	4,886	5.37
Loans
Commercial
Commercial, financial and agricultural	101,925	5,468	7.17	90,666	4,639	6.84
Real estate—construction and other	17,217	986	7.66	14,978	828	7.39
Real estate—mortgage	20,432	1,164	7.62	19,928	1,097	7.36
Lease financing	7,670	446	7.76	9,891	518	6.98
Foreign	18,644	769	5.51	11,026	418	5.06

Total commercial	165,888	8,833	7.12	146,489	7,500	6.84

Consumer
Real estate secured	223,778	12,260	7.31	97,722	4,768	6.51
Student loans	8,220	399	6.49	10,342	488	6.31
Installment loans	24,274	1,789	9.60	17,839	1,241	9.30

Total consumer	256,272	14,448	7.50	125,903	6,497	6.89

Total loans	422,160	23,281	7.35	272,392	13,997	6.86

Loans held for sale	18,213	903	6.62	9,922	507	6.82
Other earning assets	8,057	421	6.98	5,660	330	7.79

Total earning assets excluding derivatives	609,600	31,293	6.84	459,408	21,598	6.28
Risk management derivatives (a)	—	136	0.03	—	417	0.12

Total earning assets including derivatives	609,600	31,429	6.87	459,408	22,015	6.40

Cash and due from banks	11,638			12,260
Other assets	87,170			68,781

Total assets	$708,408			$540,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	83,350	1,097	1.76	77,937	991	1.70
Money market accounts	111,949	2,873	3.43	99,545	2,296	3.08
Other consumer time	119,828	4,331	4.83	49,038	1,420	3.87
Foreign	22,008	811	4.93	20,325	665	4.38
Other time	10,304	413	5.36	14,367	541	5.03

Total interest-bearing deposits	347,439	9,525	3.67	261,212	5,913	3.03
Federal funds purchased and securities sold under repurchase agreements	39,203	1,459	4.98	50,049	1,675	4.47
Commercial paper	5,290	182	4.60	4,684	155	4.41
Securities sold short	7,758	220	3.79	8,910	219	3.28
Other short-term borrowings	7,463	151	2.69	6,399	106	2.22
Long-term debt	145,604	5,870	5.39	69,591	2,732	5.24

Total interest-bearing liabilities excluding derivatives	552,757	17,407	4.21	400,845	10,800	3.60
Risk management derivatives (a)	—	414	0.10	—	423	0.14

Total interest-bearing liabilities including derivatives	552,757	17,821	4.31	400,845	11,223	3.74

Noninterest-bearing deposits	60,500			64,510
Other liabilities	25,651			26,042
Stockholders’ equity	69,500			49,052

Total liabilities and stockholders’ equity	$708,408			$540,449

Interest income and rate earned—including derivatives		$31,429	6.87%		$22,015	6.40%
Interest expense and equivalent rate paid—including derivatives		17,821	3.90		11,223	3.27

Net interest income and margin—including derivatives		$13,608	2.97%		$10,792	3.13%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007			2006
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
INCOME FROM CONTINUING OPERATIONS
Net income (GAAP)	A	$1,690	2,341	2,302	2,301	1,877
Discontinued operations, net of income taxes (GAAP)		—	—	—	(46)	—

Income from continuing operations (GAAP)		1,690	2,341	2,302	2,255	1,877
Merger-related and restructuring expenses (GAAP)		22	20	6	29	25

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	1,712	2,361	2,308	2,284	1,902
Other intangible amortization (GAAP)		60	66	76	90	59

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$1,772	2,427	2,384	2,374	1,961

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	D	$69,857	69,317	69,320	69,725	50,143
Merger-related and restructuring expenses (GAAP)		36	14	1	95	70
Discontinued operations (GAAP)		—	—	—	(8)	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	E	69,893	69,331	69,321	69,812	50,213
Average intangible assets (GAAP)	F	(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	G	$29,695	29,003	29,058	29,833	25,270

Return on average common stockholders’ equity
GAAP	A/D	9.60%	13.54	13.47	13.09	14.85
Excluding merger-related and restructuring expenses, and discontinued operations	B/E	9.72	13.66	13.50	12.98	15.02
Return on average tangible common stockholders’ equity
GAAP	A/D+F	22.61	32.38	32.14	30.68	29.55
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/G	23.67%	33.57	33.27	31.58	30.79

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	H	$729,004	704,773	691,029	698,687	555,164
Average intangible assets (GAAP)		(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average tangible assets (GAAP)	I	688,806	664,445	650,766	658,708	530,221

Average assets (GAAP)		729,004	704,773	691,029	698,687	555,164
Merger-related and restructuring expenses (GAAP)		36	14	1	95	70
Discontinued operations (GAAP)		—	—	—	(8)	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	J	729,040	704,787	691,030	698,774	555,234
Average intangible assets (GAAP)		(40,198)	(40,328)	(40,263)	(39,979)	(24,943)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	K	$688,842	664,459	650,767	658,795	530,291

Return on average assets
GAAP	A/H	0.92%	1.33	1.35	1.31	1.34
Excluding merger-related and restructuring expenses, and discontinued operations	B/J	0.93	1.34	1.35	1.30	1.36
Return on average tangible assets
GAAP	A/I	0.97	1.41	1.43	1.39	1.40
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/K	1.02%	1.47	1.49	1.43	1.47

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2007			2006
(In millions, except per share data)	*	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	L	$4,374	4,856	4,588	4,931	4,045
Merger-related and restructuring expenses (GAAP)		(36)	(32)	(10)	(49)	(38)

Noninterest expense, excluding merger-related and restructuring expenses	M	4,338	4,824	4,578	4,882	4,007
Other intangible amortization (GAAP)		(92)	(103)	(118)	(141)	(92)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	N	$4,246	4,721	4,460	4,741	3,915

Net interest income (GAAP)		$4,551	4,449	4,500	4,577	3,541
Tax-equivalent adjustment		33	38	37	35	37

Net interest income (Tax-equivalent)		4,584	4,487	4,537	4,612	3,578
Fee and other income (GAAP)		2,761	4,206	3,701	3,980	3,465

Total	O	$7,345	8,693	8,238	8,592	7,043

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$1,011	1,052	995	984	893

Net interest income (GAAP)		$257	251	252	249	246
Tax-equivalent adjustment		—	—	—	—	—

Net interest income (Tax-equivalent)		257	251	252	249	246
Fee and other income (GAAP)		1,139	1,161	1,146	1,073	970

Total	Q	$1,396	1,412	1,398	1,322	1,216

Overhead efficiency ratios
GAAP	L/O	59.55%	55.85	55.70	57.38	57.44
Excluding merger-related and restructuring expenses	M/O	59.07	55.48	55.57	56.81	56.90
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	55.93	51.79	52.39	53.61	53.42
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	57.83	54.29	54.15	55.17	55.60
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/O-Q	54.39%	50.37	50.67	51.67	51.85

OPERATING LEVERAGE
Operating leverage (GAAP)		$(868)	189	(13)	665	1
Merger-related and restructuring expenses (GAAP)		4	21	(38)	10	15

Operating leverage, excluding merger-related and restructuring expenses		(864)	210	(51)	675	16
Other intangible amortization (GAAP)		(12)	(13)	(24)	50	(8)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$(876)	197	(75)	725	8

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	R	$0.64	0.56	0.56	0.56	0.56

Diluted earnings per common share (GAAP)	S	$0.89	1.22	1.20	1.20	1.17
Merger-related and restructuring expenses (GAAP)		0.01	0.01	—	0.01	0.02
Other intangible amortization (GAAP)		0.03	0.04	0.04	0.05	0.04
Discontinued operations (GAAP)		—	—	—	(0.02)	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	T	$0.93	1.27	1.24	1.24	1.23

Dividend payout ratios
GAAP	R/S	71.91%	45.90	46.67	46.67	47.86
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	R/T	68.82%	44.09	45.16	45.16	45.53

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 22 and 23 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/H) and annualized where appropriate.